EXHIBIT 3.1

ARTICLES OF INCORPORATION
OF
TWIN VEE POWERCATS CO.

The undersigned, for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Nevada hereby certifies that:

ARTICLE I

NAME

The name of this Corporation is Twin Vee PowerCats Co. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The registered office of the Corporation in the State of Nevada shall be established and maintained at the office of its registered agent. CT Corporation System shall be the registered agent of the Corporation in charge thereof. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the Nevada Revised Statutes or any applicable successor act thereto, as the same may be amended from time to time (“NRS”).

ARTICLE IV

CAPITAL STOCK

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Five Hundred Ten Million (510,000,000) shares. Five Hundred Million (500,000,000) shares shall be Common Stock, each having a par value of $0.001; and Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of $0.001.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the NRS. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C. Shares of Common Stock and Preferred Stock may be issued from time to time as the Board of Directors shall determine, and on such terms and for such consideration as shall be fixed by the Board of Directors.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. Board of Directors. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors. In no event shall the number of directors be less than the minimum prescribed by law. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Directors need not be stockholders of the Corporation.

B. Election of Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

Subject to the rights of holders of any series of Preferred Stock to elect directors under specified circumstances, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

C. Removal of Directors. The Board of Directors or any individual director may be removed from office at any time (1) with cause by the affirmative vote of the holders of at least Sixty Percent (60%) of the voting power of all the then-outstanding shares of capital stock of the Corporation, entitled to vote at an election of directors; or (2) without cause by the affirmative vote of the holders of at least Sixty Percent (60%) of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors.

D. Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

E. Bylaw Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election or directors, voting together as a single class.

F. Director Election. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

G. Stockholder Action. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

H. Committees of the Board. Pursuant to the Bylaws the Board may establish one or more committees of the Board to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

ARTICLE VI

LIMITATION OF LIABILITY AND INDEMNIFICATION

A. Liability of Directors. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the NRS is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the NRS, as so amended.

B. Indemnification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Repeal or Modification. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of the State of Nevada sitting in Clark County, Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (3) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the NRS Chapters 78 or 92A, the Corporation’s Certificate of Incorporation or the Bylaws of the Corporation, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada; or (4) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine. The choice of the Eighth Judicial District Court of the State of Nevada sitting in Clark County, Nevada as the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Corporation shall not apply to suits to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal district court of the United States located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended , against any person in connection with any offering of the Corporation’s securities, including, for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant, which person shall have the right to enforce this clause.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

INAPPLICABILITY OF COMBINATIONS STATUTES

The Corporation shall not be subject to, and hereby expressly elects not to be governed by, the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE IX

LIMITED WAIVER OF JURY TRIALS

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction before the presiding judge as the trier of fact and not before a jury. This Article IX shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

ARTICLE X

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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